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                          INDEPENDENT AUDITORS' CONSENT
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We consent to the inclusion in this registration statement on Form S-4 of our report dated March 16, 1999, except for the second, third, fourth, fifth, sixth, seventh, and eighth through tenth paragraphs of Note 17 which are as of March 31, 1999, July 19, 1999, July 22, 1999, October 31, 1999, December 1, 1999 and January 7, 2000, respectively, on our audit of the consolidated financial statements of NETLAN Enterprises Inc. and Subsidiaries as of and for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

/s/ Rothstein, Kass & Company, P.C.
New York, New York
January 24, 2000